Exhibit 10.26

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 10, 2022, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and SCHOLAR ROCK HOLDING CORPORATION, a Delaware corporation (“Parent”), and SCHOLAR ROCK, INC., a Delaware corporation (together with Parent, individually and collectively, jointly and severally, “Borrower”) with an office located at 301 Binney Street, 3rd Floor, Cambridge, MA 02142.

A.WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of October 16, 2020, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 16, 2021 (as further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

B.WHEREAS, Borrower has requested that Collateral Agent and Lenders modify certain provisions of the Loan Agreement; and

C.WHEREAS, Borrower, the Lenders party to this Amendment (constituting the Required Lenders) and Collateral Agent desire to amend such provisions as provided herein and subject to the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Agreements with Respect to the Loan Agreement.

2.1Loan Agreement; Partial Prepayment. Notwithstanding anything to the contrary contained in the Loan Agreement (including Section 2.2(d) thereof), each Lender and Borrower hereby agree that, in connection with the transactions contemplated by this Amendment, Borrower will be permitted to prepay the Credit Extensions owing only to SVB as of the Second Amendment Effective Date (such amount, the “SVB Prepayment Amount”), which prepayment will be less than all of the Term Loans outstanding prior to the Second Amendment Effective Date. Furthermore, each Lender and Borrower agree that in connection with such prepayment, Borrower will pay (a) all accrued an unpaid interest then owing on the SVB Prepayment Amount, and (b) SVB’s Pro Rata Share of the Second Amendment Accrued Final Payment.

2.2The agreements and consents set forth in this Section 2 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

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3.Amendments to Loan Agreement.

3.1Preamble. The preamble in the first paragraph of the first page of the Loan Agreement is amended and restated as follows:

“THIS LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of October 16, 2020 (the “Effective Date”) among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), SCHOLAR ROCK HOLDING CORPORATION, a Delaware corporation (“Parent”) and SCHOLAR ROCK, INC., a Delaware corporation (together with Parent, individually and collectively, jointly and severally, “Borrower”), with an office located at 301 Binney Street, 3rd Floor, Cambridge, MA 02142, provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:”

3.2Section 2.2(a) (Term Loans – Availability). Clause (ii) of Section 2.2(a) of the Loan Agreement is amended and restated, and clauses (iii), (iv) and (v) are hereby added, as follows:

“(ii)  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower (but in a single disbursement) in an aggregate amount up to Twenty-Five Million Dollars ($25,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re-borrowed.

(iii)Subject to the terms and conditions of this Agreement, SVB will make a term loan to Borrower on or about the Second Amendment Effective Date in an aggregate amount of Twenty-Five Million Dollars ($25,000,000.00) according to SVB’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”). The proceeds of the Term C Loan will be used by Borrower (and are permitted pursuant to this Agreement) to prepay the aggregate principal amount of SVB’s Credit Extensions of Term A Loan and Term B Loan outstanding as of the Second Amendment Effective Date (which prepayment shall refinance all Credit Extensions made by SVB pursuant to its Term A Loan Commitment and Term B Loan Commitment). Each Lender and Borrower hereby agree that no proceeds of the Term C Loan will be used to repay any amounts due and owing to Oxford under the Term A Loan and/or Term B Loan as of the Second Amendment Effective Date. After repayment, no Term C Loan may be re-borrowed.

(iv)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term D Draw Period, to make term loans to Borrower (but in a single disbursement) in an aggregate amount up to Twenty-Five Million Dollars ($25,000,000.00) according to each Lender’s Term D Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term D Loan”, and collectively as the “Term D Loans”). After repayment, no Term D Loan may be re-borrowed.

(v)Subject to the terms and conditions of this Agreement, the Lenders may, in their sole discretion and subject to Lenders receiving credit approval, agree to make term loans to Borrower (but in a single disbursement) prior to the Amortization Date in an aggregate amount equal to Twenty Five Million Dollars ($25,000,000.00) and, if made, according to a commitment schedule to be provided by the Lenders prior to the Funding Date of such term loans (such term loans are hereinafter referred to singly as a “Term E Loan”, and collectively as the “Term E Loans”; each Term A Loan, Term B Loan, Term C Loan, Term D Loan or Term E Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans, Term C Loans, Term D Loans and the Term E Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term E Loan may be re-borrowed.”

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3.3Section 2.2(b) (Repayment). Section 2.2(b) of the Loan Agreement is amended and restated as follows:

“Repayment. Borrower shall make monthly payments in arrears of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (x) thirty-six (36) months if the Amortization Date is December 1, 2024 and (y) twenty- four (24) months if the Amortization Date is December 1, 2025. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

3.4Section 2.2(e) (Acknowledgment of Term A Loan and Term B Loan). Section 2.2(e) of the Loan and Security Agreement is hereby added as follows:

“(e)  Acknowledgment of Term A Loan and Term B Loan. Oxford agrees that, as of the Second Amendment Effective Date and pursuant to the transactions contemplated by the Second Amendment, the Credit Extensions it made to Borrower prior to the Second Amendment Effective Date, which constitute Oxford’s Pro Rata Share of the principal amounts of the Term A Loan and Term B Loan, will each continue as the aggregate outstanding principal amount of the Term A Loan and Term B Loan, respectively, as shown on Schedule 1.1 as amended by the Second Amendment. Borrower agrees and acknowledges that Oxford’s Term A Loan Commitment and Term B Loan Commitment have been fully extended and Oxford has no obligation to make any further Credit Extensions of the Term A Loan or the Term B Loan. Furthermore, following any repayment (including the prepayments contemplated in the Second Amendment), no Term A Loan or Term B Loan may be reborrowed and, as of the Second Amendment Effective Date, any Term Loan Commitment of SVB associated with the Term A Loan and/or the Term B Loan will be terminated.”

3.5Section 2.5(f) (Second Amendment Accrued Final Payment).Section 2.5(f) of the Loan Agreement is hereby added as follows:

“(f)  Second Amendment Accrued Final Payment. A fully earned, non-refundable Final Payment in the aggregate amount of Nine Hundred Twenty-Two Thousand Three Hundred Seventy-Nine and 30/100 Dollars ($922,379.30) in respect of the Term A Loans and Term B Loans (the “Second Amendment Accrued Final Payment”) to be shared between the Lenders in accordance with their respective Pro Rata Shares (in effect immediately prior to the repayment of the Term A Loan and Term B Loan held by SVB with the proceeds of the Term C Loan) due and payable on the Second Amendment Effective Date. The Second Amendment Accrued Final Payment shall not reduce the Final Payment otherwise due pursuant to Section 2.5(b) hereof. From and after the Second Amendment Effective Date, the Final Payment in respect of the Term A Loan and Term B Loan held by Oxford shall accrue from the Second Amendment Effective Date.”

3.6Section 5.9 (Use of Proceeds). Section 5.9 of the Loan Agreement is amended to add the following sentence to the end of such section:

“Additionally, Borrower will be permitted to use the proceeds of the Credit Extensions of the Term C Loan to repay all outstanding Credit Extensions made by SVB of the Term A Loan and the Term B Loan as of the Second Amendment Effective Date as well as any accrued and unpaid interest thereon and any other fees associated therewith (including any Final Payment).”

3.7Section 13 (Definitions). The following terms and such definitions in Section 13.1 of the Loan Agreement hereby are amended and restated in their entirety as follows:

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“Amortization Date” is December 1, 2024; provided, however, upon the occurrence of the Term D Milestone, then the Amortization Date with respect to all Term Loans shall automatically be extended to December 1, 2025.

“Approved Fund” is any (a) Person, investment company, fund, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender, or (b) any Person (other than a natural person) which temporarily warehouses loans, or provides financing or securitizations, in each case, for any Lender or any entity described in the preceding clause (a).

“Basic Rate” is the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (a) nine and thirty-five hundredths of one percent (9.35%), and (b) the sum of (i) the “prime rate” reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue, and (ii) four and six tenths of one percent (4.60%). If The Wall Street Journal no longer reports the “prime rate” or if The Wall Street Journal ceases to exist, Collateral Agent may, in good faith, select a replacement publication and shall notify Borrower of such replacement publication. Notwithstanding the foregoing, the Basic Rate for the Term Loan for the period from the Second Amendment Effective Date through and including November 30, 2022, shall be ten and eighty-five hundredths of one percent (10.85%).

“Final Payment Percentage” is two percent (2.00%). “Maturity Date” is, for each Term Loan, November 1, 2027.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee (if any), the Second Amendment Accrued Final Payment, the Final Payment, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents.

“Prepayment Fee” is, with respect to any funded Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)for a prepayment made on or after the Second Amendment Effective Date through and including the first anniversary of the Second Amendment Effective Date, three percent (3.00%) of the principal amount of such Term Loan prepaid;

(ii)for a prepayment made after the date which is after the first anniversary of the Second Amendment Effective Date through and including the second anniversary of the Second Amendment Effective Date, two percent (2.00%) of the principal amount of such Term Loan prepaid; and

(iii)for a prepayment made after the date which is after the second anniversary of the Second Amendment Effective Date, zero percent (0.00%) of the principal amount of such Term Loan prepaid.

“Term Loan” is defined in Section 2.2(a)(v) hereof.

3.8Section 13 (Definitions). The following terms and such definitions are hereby added to Section

13.1 of the Loan Agreement as follows:

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“Second Amendment” means that certain Second Amendment to Loan and Security Agreement , dated as of the Second Amendment Effective Date, by and among Borrower, Parent, Oxford as a lender and Collateral Agent and SVB as a lender.

“Second Amendment Accrued Final Payment” is defined in Section 2.5(f) hereof. “Second Amendment Effective Date” is November 10, 2022.

“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term D Draw Period” is the period commencing on the date of the occurrence of the Term D Milestone and ending on the earliest of (i) December 31, 2023, (ii) the date that is ninety (90) days after the achievement of the Term D Milestone and (iii) the occurrence of an Event of Default; provided, however, that the Term D Draw Period shall not commence if on the date of the occurrence of the Term D Milestone an Event of Default has occurred and is continuing.

“Term D Loan” is defined in Section 2.2(a)(iv) hereof.

“Term D Milestone” is Borrower’s delivery to Collateral Agent and the Lenders of evidence, satisfactory to Collateral Agent and the Lenders in their sole but reasonable discretion, that Borrower has either (i) (A) dosed at least twenty (20) patients in any single cohort of Part B of the DRAGON Phase 1 clinical trial for SRK-181, (B) disclosed positive efficacy data for SRK-181 at a scientific conference or by other means prior to December 31, 2023 and (C) after first satisfying clauses (A) and (B) of this clause (i), Borrower has received unrestricted net cash proceeds of not less than One Hundred Million Dollars ($100,000,000.00) from the issuance and sale of its equity securities after the Second Amendment Effective Date but prior to December 31, 2023 in a single equity financing transaction; or (ii) (A) dosed at least twenty

(20) patients in any single cohort of Part B of the DRAGON Phase 1 clinical trial for SRK-181, (B) disclosed efficacy data for SRK-181 at a scientific conference or by other means prior to December 31, 2023 and (C) Borrower has entered into a new joint venture, collaboration or other strategic partnership transaction for SRK-181 after the Second Amendment Effective Date and Borrower has received unrestricted net cash proceeds of not less than One Hundred Million Dollars ($100,000,000.00) from the issuance and sale of its equity securities and/or an upfront payment concurrently with the closing of such transaction from the counterparty to such transaction or any of its Affiliates.

“Term E Loan” is defined in Section 2.2(a)(v) hereof.

3.9Schedule 1.1 (Lenders and Commitments). Schedule 1.1 of the Loan Agreement is amended and restated with Schedule 1.1 attached to this Amendment.

4.Limitation of Amendment.

4.1The amendment set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

4.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

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5.Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;

5.2Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

5.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

5.6This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws relating to or affecting creditors’ rights and general equitable principles.

6.Release by Borrower.

6.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

6.2By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower

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acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.3This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

7.Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

8.Effectiveness. This Amendment shall be deemed effective upon the due execution of this Amendment by the parties hereto. Borrower hereby agrees that the following documents shall be delivered to Collateral Agent prior to or contemporaneously with delivery of this Amendment, each in form and substance satisfactory to Collateral Agent:

(a)this Amendment duly executed by each party hereto;

(b)a duly executed original Secured Promissory Note in favor of SVB according to its Term C Loan Commitment Percentage;

(c)the Operating Documents and good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the date hereof;

(d)updated Perfection Certificates for Borrower and each of its Subsidiaries duly executed by such

Person;

(e)an officer’s certificate for Borrower and each Subsidiary that is a party to the Loan Documents, in a form reasonably acceptable to Collateral Agent, duly executed by such Person;

(f)receipt of a duly executed Disbursement Letter and Loan Payment/Advance Request Form;

(g)all accrued and unpaid interest payable to SVB in connection with the repayment of SVB’s Credit Extensions of the Term A Loan and Term B Loan set forth in this Amendment, as of the Second Amendment Effective Date, in an amount equal to $67,812.50, plus per diem in the amount of $7,534.72 accruing after the Second Amendment Effective Date;

(h)all accrued and unpaid interest payable to Oxford in connection with its Term A Loan and Term B Loan, as of the Second Amendment Effective Date, in an amount equal to $67,812.50, plus per diem in the amount of

$7,534.72 accruing after the Second Amendment Effective Date;

(i)a duly executed legal opinion of counsel to Borrower dated as of the date hereof and in form and substance reasonably acceptable to Collateral Agent and based upon the agreed form of the legal opinion dated October 16, 2020 delivered to Collateral Agent in connection with the Loan Agreement; and

(j)the Second Amendment Accrued Final Payment.

9.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by

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electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

10.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

SCHOLAR ROCK HOLDING CORPORATION

By: /s/ Junlin Ho

Name: Junlin Ho

Title: Secretary

SCHOLAR ROCK, INC.

By: /s/ Junlin Ho

Name: Junlin Ho

Title: General Counsel and Secretary

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By: /s/ Colette H. Featherly

Name: Colette H. Featherly

Title: Senior Vice President

COLLATERAL AGENT AND LENDER:

LENDER:

SILICON VALLEY BANK

By: /s/ John Sansone

Name: John Sansone

Title: Vice President

(Signature Page to Second Amendment to Loan and Security Agreement)

SCHEDULE 1.1

Lenders and Commitments

Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$12,500,000.00	100.00%
SILICON VALLEY BANK**	$0.00	0.00%
TOTAL	$12,500,000.00	100.00%

Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$12,500,000.00	100.00%
SILICON VALLEY BANK**	$0.00	0.00%
TOTAL	$12,500,000.00	100.00%

Term C Loans
Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK**	$25,000,000.00	100.00%
TOTAL	$25,000,000.00	100.00%

Term D Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$12,500,000.00	50.00%
SILICON VALLEY BANK	$12,500,000.00	50.00%
TOTAL	$25,000,000.00	100.00%

Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$37,500,000.00	50.00%
SILICON VALLEY BANK	$37,500,000.00	50.00%
TOTAL	$75,000,000.00	100.00%

** On the Second Amendment Effective Date, the proceeds of the Term C Loan were used to prepay in full the Term A Loan in the principal amount of $12,500,000 held by SVB and the Term B Loan in the principal amount of

$12,500,000 held by SVB.

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